Exhibit 3.2

CERTIFICATE OF INCORPORATION

OF

GREENWAY MEDICAL TECHNOLOGIES, INC.

FIRST:

The name of the corporation is Greenway Medical Technologies, Inc. (hereinafter referred to as the “Corporation”).

SECOND:

The address of the registered office of the Corporation in the State of Delaware is the Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, in the County of New Castle. The name of the registered agent at that address is The Corporation Trust Company.

THIRD:

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (the “DGCL”).

FOURTH:

The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 100,000,000 of which 80,000,000 shares shall be Common Stock, having a par value of $0.0001 per share (the “Common Stock”), and 20,000,000 shares shall be Preferred Stock, having a par value of $0.0001 per share (the “Preferred Stock”).

A.

The board of directors or any authorized committee thereof is authorized, to the fullest extent permitted by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Except as otherwise provided in any Preferred Stock Designation, the number of authorized shares of Common Stock or Preferred Stock may from time to time be increased or decreased (but not below the number of shares of such class outstanding) by the affirmative vote of a majority in voting power of the outstanding capital of the Corporation, irrespective of the provisions of Section 242(b)(2) of the DGCL and no vote of the holders of any Common Stock or Preferred Stock voting separately as a class will be required.

B.

Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation).

FIFTH:

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.

The business and affairs of the Corporation shall be managed by or under the direction of the board of directors.

B.

The directors of the Corporation need not be elected by written ballot unless the Corporation’s Bylaws so provide.

C.

Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

D.

Special meetings of stockholders of the Corporation may be called only by the board of directors acting pursuant to a resolution adopted by a majority of the directors then in office.

E.

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article FIFTH, Section E.

SIXTH:

A.

Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by a majority of the directors then in office. The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided into three classes, designated as Class I, Class II and Class III, respectively. Directors shall initially be assigned to each class in accordance with a resolution or resolutions adopted by a majority of the directors then in office. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. The term of office of the Class I directors shall expire at the Corporation’s first annual meeting of stockholders held after the closing of the Corporation’s initial public offering, the term of office of the Class II directors shall expire at the Corporation’s second annual meeting of stockholders held after the closing of the Corporation’s initial public offering and the term of office of the Class III directors shall expire at the Corporation’s third annual meeting of stockholders held after the closing of the Corporation’s initial public offering, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

B.

Subject to the rights of the holders of any series of Preferred Stock then outstanding, any and all vacancies in the board of directors, however occurring, including, without limitation, by reason of an increase in the size of the board of directors, or the death, resignation, disqualification or removal of a director, shall, unless otherwise required by law or by resolution of the board of directors, be filled only by a majority vote of the remaining directors then in office, even if less than a quorum (and not by stockholders), and directors so chosen shall serve for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires or until such director’s successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director. In the event of a vacancy in the board of directors, the remaining directors then in office, except as otherwise provided by law, shall exercise the powers of the full board of directors until the vacancy is filled.

C.

Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

D.

Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation then entitled to vote at an election of directors, voting together as a single class. At least forty-five (45) days prior to any annual or special meeting of stockholders at which it is proposed that any director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the director whose removal will be considered at the meeting.

SEVENTH:

Subject to the rights of the holders of any series of Preferred Stock that may come into existence from time to time, the board of directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the board of directors shall require the approval of a majority of the directors then in office. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.

EIGHTH:

A.

The Corporation waives, to the maximum extent permitted by law and Section 122(17) of the DGCL (or any successor provision), the application of the doctrine of corporate opportunity, or any other analogous doctrine, with respect to the Corporation, to any Pamlico Stockholder or any Investor Stockholder (collectively referred to herein as, the “Institutional Stockholders”) or any of their respective directors, officers, employees, agents, stockholders, members, managers, partners or Affiliated Companies or any director or officer of the Corporation who is a director, officer, employee, agent, stockholder, member, manager or partner of any of the Institutional Stockholders or any of their respective Affiliated Companies. No Institutional Stockholder nor any of its directors, officers, employees, agents, stockholders, members, managers, partners or Affiliated Companies nor any director or officer of the Corporation who is a director, officer, employee, agent, stockholder, member, manager or partner of any of the Institutional Stockholders or any of their respective Affiliated Companies shall have any obligation to refrain from (and each shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty solely for) directly or indirectly (1) engaging in the same or similar activities or lines of business as the Corporation or developing or marketing any products or services that compete, directly or indirectly, with those of the Corporation, (2) investing or owning any interest publicly or privately in, or developing a business relationship with, any individual, corporation, partnership, joint venture, limited liability company, trust, governmental entity, or other organization (each, a “Person”) engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Corporation or (3) doing business with any client or customer of the Corporation, in each case, so long as such activities do not constitute a Restricted Opportunity. For the avoidance of doubt, no corporate opportunity that (i) the Corporation is not financially able or contractually permitted or legally able to undertake or (ii) is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to the Corporation or that is one in which the Corporation has no interest or reasonable expectancy shall or shall be deemed to belong to the Corporation.

B.

The Corporation renounces any interest or expectancy in, or in being offered an opportunity to participate in, any corporate opportunity that may be presented to or become known to any Institutional Stockholder or any of its directors, officers, employees, agents, stockholders, members, managers, partners or Affiliated Companies (other than any Restricted Opportunity), and no Institutional Stockholder nor any of its directors, officers, employees, agents, stockholders, members, managers, partners or Affiliated Companies shall have any duty to communicate or offer such corporate opportunity to the Corporation or any of its Affiliated Companies.  To the fullest extent of Section 122(17) of the DCGL, the Corporation renounces any interest or expectancy in such corporate opportunity and waives any claim against any Institutional Stockholder or any director or officer of the Corporation who is a director, officer, employee, agent, stockholder, member, manager or partner of any of the Institutional Stockholders or any of their Affiliated Companies and shall indemnify such Persons against any claim that such Person is liable to the Corporation or its stockholders for breach of fiduciary duty solely by reason of the fact such Person (i) pursues or acquire such corporate opportunity for itself, (ii) directs such corporate opportunity to another person, or (iii) does not communicate information regarding such corporate opportunity to the Corporation.

C.

Nothing in this Article EIGHTH shall limit or otherwise prejudice any rights the Corporation may have or obtain pursuant to a written agreement against any Institutional Stockholder or any director, officer, or employee of any Institutional Stockholder.

D.

For purposes of this Article EIGHTH, “Investor Stockholder” means any stockholder of the Corporation that is an Affiliated Company of Investor Growth Capital Limited or Investor Group, L.P., including each of their affiliated investment funds and management entities.

E.

For purposes of this Article EIGHTH, “Pamlico Stockholder” means any stockholder of the Corporation that is an Affiliated Company of Pamlico Capital II, L.P., including each of its affiliated investment funds and management entities.

F.

For purposes of this Article EIGHTH, a “Restricted Opportunity” shall mean a corporate opportunity offered to a person in writing solely and expressly by virtue of such person being a director, officer or employee of the Corporation.

G.

For purposes of this Article EIGHTH, an “Affiliated Company” shall mean (i) in respect of any Pamlico Stockholder, any Person which controls, is controlled by or under common control with Pamlico Capital II, L.P., including each of its affiliated investment funds and management entities (other than the Corporation and any Person that is controlled by the Corporation), (ii) in respect of any Investor Stockholder, any Person which controls, is controlled by or under common control with Investor Growth Capital Limited or Investor Group, L.P., including each of their affiliated investment funds and management entities (other than the Corporation and any Person that is controlled by the Corporation), and (iii) in respect of the Corporation, shall mean any Person controlled by the Corporation.

H.

Any Person purchasing or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article EIGHTH.

I.

To the extent that any provision of this Article EIGHTH is found to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Article EIGHTH.

NINTH:

The Corporation shall not be subject to the provisions of Section 203 of the DGCL.

TENTH:

To the fullest extent permitted under the DGCL, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Neither any amendment nor repeal nor modification of this Article TENTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article TENTH, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such amendment, repeal, modification or adoption of such an inconsistent provision with respect to events occurring prior to the date of such amendment, repeal, modification or adoption.

ELEVENTH:

The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, (i) the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article ELEVENTH, Sections C, D or E of Article FIFTH, Article SIXTH, Article SEVENTH, Article EIGHTH or Article TENTH and (ii) the written consent of the Institutional Investors shall be required to amend or repeal Article EIGHTH.

TWELFTH:

The name and mailing address of the incorporator is:

Name

Address

Diane Nesson

Paul Hastings LLP

600 Peachtree Street NE, Suite 2400

Atlanta, GA 30308

IN WITNESS WHEREOF, I have hereunto set my hand this 13th day of January, 2012.

/s/ Diane Nesson

Diane Nesson, Incorporator

(Signature Page to Greenway Certificate of Incorporation)